Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 12, 2013, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2013.

FOR IMMEDIATE RELEASE

Investor Inquiries	Media Inquiries
Kristina Lennox	Andrea Simpson
Investor Relations Coordinator	Director, Marketing
301/998-8265	617/684-1511
klennox@federalrealty.com	asimpson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
YEAR-END 2012 OPERATING RESULTS

ROCKVILLE, Md. (February 12, 2013) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its fourth quarter and year-ended December 31, 2012.

Financial Results
Federal Realty generated funds from operations available for common shareholders (FFO) of $71.7 million, or $1.11 per diluted share for fourth quarter 2012. This compares to FFO of $62.1 million, or $0.97 per diluted share, in fourth quarter 2011. For the year ending December 31, 2012, Federal Realty reported FFO of $277.2 million, or $4.31 per diluted share. This compares to $251.6 million, or $4.00 per diluted share, for the year ending December 31, 2011.

Net income available for common shareholders was $37.6 million and earnings per diluted share was $0.58 for fourth quarter 2012 versus $30.8 million and $0.48, respectively, for fourth quarter 2011. For the year ending December 31, 2012, Federal Realty reported net income available for common shareholders of $151.4 million and earnings per diluted share of $2.35. This compares to net income available for shareholders of $143.4 million and earnings per diluted share of $2.28 for the year ending December 31, 2011.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
Same-center property operating income in 2012 increased 6.1% including redevelopments and expansions (4.5% if you exclude the lease termination fee from Safeway), and 5.6% excluding redevelopments and expansions (3.9% if you exclude the lease termination fee from Safeway), compared to 2011. On a quarterly-basis, same-center property operating income in fourth quarter 2012 increased 5.4% including redevelopment and expansion properties, and 4.2% excluding redevelopment and expansion properties, compared to fourth quarter 2011.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
YEAR-END 2012 OPERATING RESULTS
February 12, 2013

The overall portfolio was 95.3% leased as of December 31, 2012, compared to 95.1% on September 30, 2012 and 93.4% on December 31, 2011. Federal Realty's same-center portfolio was 95.0% leased on December 31, 2012, unchanged from September 30, 2012 and compared to 94.2% on December 31, 2011.

During fourth quarter 2012, the Trust signed 98 leases for 485,215 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 478,913 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 12%. The average contractual rent on this comparable space for the first year of the new lease is $32.17 per square foot compared to the average contractual rent of $28.71 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 20% for fourth quarter 2012.

For all of 2012, Federal Realty signed 394 leases representing 1.8 million square feet of comparable retail space at an average cash-basis contractual rent increase per square foot of 13%, and 23% on a GAAP-basis. The average cash-basis contractual rent on this comparable space for the first year of the new lease is $31.76 per square foot compared to the average cash-basis contractual rent of $28.22 per square foot for the last year of the prior lease. As of December 31, 2012, Federal Realty's average contractual minimum rent for retail and commercial space in its portfolio is $23.83 per square foot, as compared to $23.37 per square foot on December 31, 2011.

“The fundamental strength of our operating portfolio and balance sheet were evident in 2012 as we achieved record setting FFO and FFO per share, strong same center POI growth and record levels of leasing at double digit rent increases on average,” commented Donald C. Wood, president and chief executive officer of Federal Realty Investment Trust.  “When you combine that fundamental strength with our ability to acquire great assets like East Bay Bridge and the progress we've made on our development and redevelopment pipeline, we're well positioned to continue to deliver strong results in 2013.”

Summary of Other Quarterly Activities and Recent Developments

•
December 21, 2012 - Acquired East Bay Bridge shopping center, a 438,000 square foot, grocery-anchored power center spanning two municipalities, Emeryville and Oakland, California.  The Trust paid cash consideration of $53.7 million and assumed an existing $62.9 million mortgage loan secured by the property.

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees left the regular dividend rate on its common shares unchanged, declaring a regular quarterly cash dividend of $0.73 per share on its common shares, resulting in an

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
YEAR-END 2012 OPERATING RESULTS
February 12, 2013

indicated annual rate of $2.92 per share. The regular common dividend will be payable on April 15, 2013 to common shareholders of record on March 14, 2013.

Guidance
We have increased our 2013 guidance for FFO per diluted share to a range of $4.53 to $4.58 to reflect the impact of our acquisition of East Bay Bridge.  Our updated earnings per diluted share guidance is $2.12 to $2.17.

Conference Call Information
Federal Realty's management team will present an in-depth discussion of the Trust's operating performance on its fourth quarter and year-end 2012 earnings conference call, which is scheduled for February 13, 2013, at 11 a.m. Eastern Standard Time. To participate, please call (888) 771-4371 five to ten minutes prior to the call start time and use the passcode 34021480 (required). Federal Realty will also provide an online webcast on the Company's web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through March 15, 2013, by dialing (888) 843-7419 and using the passcode 34021480.

About Federal Realty
Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty's portfolio (excluding joint venture properties) contains approximately 20 million square feet located primarily in strategically selected metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 95.3% leased to national, regional, and local retailers as of December 31, 2012, with no single tenant accounting for more than approximately 3.2% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 45 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND
YEAR-END 2012 OPERATING RESULTS
February 12, 2013

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 12, 2013, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 12, 2013.

Federal Realty Investment Trust
Summarized Income Statements
December 31, 2012
	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in thousands, except per share data)

Revenue
Rental income	$152,363	$137,249	$582,335	$538,701
Other property income	2,369	2,683	20,217	9,260
Mortgage interest income	1,632	1,534	5,466	5,098
Total revenue	156,364	141,466	608,018	553,059
Expenses
Rental expenses	30,065	28,419	112,760	109,549
Real estate taxes	16,885	14,619	66,799	60,620
General and administrative	8,264	9,342	31,158	28,985
Depreciation and amortization	35,337	31,853	142,039	126,208
Total operating expenses	90,551	84,233	352,756	325,362
Operating income	65,813	57,233	255,262	227,697
Other interest income	109	47	689	218
Interest expense	(27,592)	(25,721)	(113,336)	(98,465)
Early extinguishment of debt	—	—	—	296
Income from real estate partnerships	528	607	1,757	1,808
Income from continuing operations	38,858	32,166	144,372	131,554
Discontinued operations
Discontinued operations - income	—	14	—	957
Discontinued operations - gain on deconsolidation of VIE	—	—	—	2,026
Discontinued operations - gain on sale of real estate	—	275	—	15,075
Results from discontinued operations	—	289	—	18,058
Income before gain on sale of real estate	38,858	32,455	144,372	149,612
Gain on sale of real estate	—	—	11,860	—
Net income	38,858	32,455	156,232	149,612
Net income attributable to noncontrolling interests	(1,166)	(1,534)	(4,307)	(5,695)
Net income attributable to the Trust	37,692	30,921	151,925	143,917
Dividends on preferred shares	(135)	(135)	(541)	(541)
Net income available for common shareholders	$37,557	$30,786	$151,384	$143,376

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.58	$0.47	$2.17	$2.00
Discontinued operations	—	0.01	—	0.29
Gain on sale of real estate	—	—	0.19	—
	$0.58	$0.48	$2.36	$2.29

Weighted average number of common shares, basic	64,392	63,224	63,881	62,438

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.58	$0.47	$2.16	$1.99
Discontinued operations	—	0.01	—	0.29
Gain on sale of real estate	—	—	0.19	—
	$0.58	$0.48	$2.35	$2.28

Weighted average number of common shares, diluted	64,550	63,379	64,056	62,603

Federal Realty Investment Trust
Summarized Balance Sheets
December 31, 2012
	December 31,
	2012	2011
	(in thousands)

ASSETS
Real estate, at cost
Operating (including $278,826 and $263,570 of consolidated variable interest entities, respectively)	$4,490,960	$4,232,608
Construction-in-progress	288,714	193,836
	4,779,674	4,426,444
Less accumulated depreciation and amortization (including $12,024 and $4,991 of consolidated variable interest entities, respectively)	(1,224,295)	(1,127,588)
Net real estate	3,555,379	3,298,856
Cash and cash equivalents	36,988	67,806
Accounts and notes receivable, net	73,861	75,921
Mortgage notes receivable, net	55,648	55,967
Investment in real estate partnerships	33,169	34,352
Prepaid expenses and other assets	143,520	133,308
TOTAL ASSETS	$3,898,565	$3,666,210

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Mortgages and capital lease obligations (including $205,299 and $207,683 of consolidated variable interest entities, respectively)	$832,482	$810,616
Notes payable	299,575	295,159
Senior notes and debentures	1,076,545	1,004,635
Accounts payable and other liabilities	284,950	229,871
Total liabilities	2,493,552	2,340,281
Redeemable noncontrolling interests	94,420	85,325
Shareholders' equity
Preferred shares	9,997	9,997
Common shares and other shareholders' equity	1,276,815	1,206,095
Total shareholders' equity of the Trust	1,286,812	1,216,092
Noncontrolling interests	23,781	24,512
Total shareholders' equity	1,310,593	1,240,604
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,898,565	$3,666,210

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
December 31, 2012
	Three Months Ended			Year Ended
	December 31,			December 31,
	2012	2011		2012		2011
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$38,858	$32,455		$156,232		$149,612
Net income attributable to noncontrolling interests	(1,166)	(1,534)		(4,307)		(5,695)
Gain on sale of real estate	—	(275)	15,075	(11,860)	1,410	(15,075)
Gain on deconsolidation of VIE	—	—		—		(2,026)
Depreciation and amortization of real estate assets	31,283	28,465		125,611		113,188
Amortization of initial direct costs of leases	2,605	2,695		10,935		10,432
Depreciation of joint venture real estate assets	380	467		1,513		1,771
Funds from operations	71,960	62,273		278,124		252,207
Dividends on preferred shares	(135)	(135)		(541)		(541)
Income attributable to operating partnership units	236	248		943		981
Income attributable to unvested shares	(317)	(278)		(1,289)		(1,071)
FFO	$71,744	$62,108		$277,237		$251,576
FFO per diluted share	$1.11	$0.97		$4.31		$4.00
Weighted average number of common shares, diluted	64,873	63,740		64,389		62,964

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$38,657	$37,530		$134,875		$99,843
Tenant improvements and incentives	10,725	7,500		34,252		25,846
Total non-maintenance capital expenditures	49,382	45,030		169,127		125,689
Maintenance capital expenditures	8,520	8,042		19,286		20,792
Total capital expenditures	$57,902	$53,072		$188,413		$146,481

Dividends and Payout Ratios
Regular common dividends declared	$47,313	$43,847		$182,813		$171,335

Dividend payout ratio as a percentage of FFO	66%	71%		66%		68%

Notes:
1)    See Glossary of Terms.

Federal Realty Investment Trust
Market Data
December 31, 2012
	December 31,
	2012	2011
	(in thousands, except per share data)
Market Data
Common shares outstanding (1)	64,815	63,544
Market price per common share	$104.02	$90.75
Common equity market capitalization	$6,742,056	$5,766,618

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$6,752,056	$5,776,618

Total debt (3)	2,208,602	2,110,410

Total market capitalization	$8,960,658	$7,887,028

Total debt to market capitalization at the current market price	25%	27%

Total debt to market capitalization at constant common share price of $90.75	27%	27%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	100%	100%
Variable rate debt	<1%	<1%
	100%	100%
Notes:

1)	Amounts do not include 320,646 and 360,314 Operating Partnership Units outstanding at December 31, 2012 and 2011, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include $17.1 million and $17.2 million which is the Trust's 30% share of the total mortgages payable of $57.2 million and $57.4 million at December 31, 2012 and 2011, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
December 31, 2012
	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in thousands)
Minimum rents
Retail and commercial (1)	$108,960	$99,035	$422,894	$392,657
Residential (2)	7,144	6,143	27,611	23,101
Cost reimbursements	30,137	26,264	112,740	106,347
Percentage rents	3,401	2,978	8,568	7,576
Other	2,721	2,829	10,522	9,020
Total rental income	$152,363	$137,249	$582,335	$538,701

Notes:

1)
Minimum rents include $2.2 million and $1.8 million for the three months ended December 31, 2012 and 2011, respectively, and $6.1 million and $5.7 million for the year ended December 31, 2012 and 2011, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.3 million and $0.4 million for the three months ended December 31, 2012 and 2011, respectively, and $1.1 million and $1.4 million for the year ended December 31, 2012 and 2011, respectively, to recognize income from the amortization of in-place leases.

2)	Residential minimum rents consist of the rental amounts for residential units at Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row and Bethesda Row.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
December 31, 2012
	As of December 31, 2012
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (8)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
White Marsh Plaza (2)	4/1/2013	6.04%	$8,970
Crow Canyon	8/11/2013	5.40%	19,485
Idylwood Plaza	6/5/2014	7.50%	15,987
Leesburg Plaza	6/5/2014	7.50%	27,818
Loehmann's Plaza	6/5/2014	7.50%	35,972
Pentagon Row	6/5/2014	7.50%	51,640
Melville Mall (3)	9/1/2014	5.25%	21,536
THE AVENUE at White Marsh	1/1/2015	5.46%	55,336
Barracks Road	11/1/2015	7.95%	38,070
Hauppauge	11/1/2015	7.95%	14,352
Lawrence Park	11/1/2015	7.95%	26,984
Wildwood	11/1/2015	7.95%	23,719
Wynnewood	11/1/2015	7.95%	27,500
Brick Plaza	11/1/2015	7.42%	28,033
East Bay Bridge	3/1/2016	5.13%	62,946
Plaza El Segundo	8/5/2017	6.33%	175,000
Rollingwood Apartments	5/1/2019	5.54%	22,890
29th Place (Shoppers' World)	1/31/2021	5.91%	5,286
Montrose Crossing	1/10/2022	4.20%	78,755
Chelsea	1/15/2031	5.36%	7,454
Subtotal			747,733
Net unamortized premium			13,056
Total mortgages payable			760,789		5.95%

Notes payable
Unsecured fixed rate
Term Loan (4)	11/21/2018	LIBOR + 1.45%	275,000
Various (5)	Various through 2027	5.27%	15,175
Unsecured variable rate
Revolving credit facility (6)	7/6/2015	LIBOR + 1.15%	—
Escondido (Municipal bonds) (7)	10/1/2016	0.21%	9,400
Total notes payable			299,575		3.38%	(9)

Senior notes and debentures
Unsecured fixed rate
5.40% notes	12/1/2013	5.40%	135,000
5.95% notes	8/15/2014	5.95%	150,000
5.65% notes	6/1/2016	5.65%	125,000
6.20% notes	1/15/2017	6.20%	200,000
5.90% notes	4/1/2020	5.90%	150,000
3.00% notes	8/1/2022	3.00%	250,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
Subtotal			1,079,200
Net unamortized discount			(2,655)
Total senior notes and debentures			1,076,545		5.43%

Capital lease obligations
Various	Various through 2106	Various	71,693		8.05%
Total debt and capital lease obligations			$2,208,602

Total fixed rate debt and capital lease obligations			$2,199,202	100%	5.43%
Total variable rate debt			9,400	<1%	1.81%	(9)
Total debt and capital lease obligations			$2,208,602	100%	5.42%	(9)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2012		2011		2012		2011
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (10)	3.33	x	3.17	x	3.29	x	3.48	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (10)	3.33	x	3.16	x	3.20	x	3.32	x

Notes:

1)	Mortgages payable do not include our 30% share ($17.1 million) of the $57.2 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.

2)	We repaid this loan at par on January 2, 2013.

3)
We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control the activities that most significantly impact this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet, though it is not our legal obligation.

4)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% from December 1, 2011 through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 3.17% and thus, the loan is included in fixed rate debt.

5)	The interest rate of 5.27% represents the weighted average interest rate for ten unsecured fixed rate notes payable. These notes mature between January 31, 2013 and June 27, 2027.

6)
There were no borrowings under our revolving credit facility during the three months ended December 31, 2012. The maximum amount drawn under our revolving credit facility was $186.0 million during 2012, and the weighted average effective interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 1.42% for 2012.

7)
The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly, which would enable the bonds to be remarketed at 100% of their principal amount. The property is not encumbered by a lien.

8)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, except as described in Note 9.

9)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had no balance on December 31, 2012. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 3.17% as the result of the interest rate swap agreements discussed in Note 4. The term loan is included in fixed rate debt.

10)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs and the portion of rent expense representing an interest factor. Fixed charges for the year ended December 31, 2011 include $0.3 million of income from early extinguishment of debt due to the write-off of the unamortized debt premium net of a 3% prepayment premium and unamortized debt fees related to the payoff of our mortgage loan on Tower Shops prior to its contractual prepayment date. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
December 31, 2012
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
	(in thousands)
2013	$12,532	$163,045		$175,577		8.0%	8.0%	5.5%
2014	11,265	307,864		319,129		14.5%	22.5%	6.7%
2015	7,918	198,391	(1)	206,309		9.4%	31.9%	7.3%	(4)
2016	3,131	194,013		197,144		9.0%	40.9%	4.5%
2017	3,023	375,000		378,023		17.2%	58.1%	5.7%
2018	3,191	275,000		278,191		12.7%	70.8%	3.3%
2019	3,023	20,160		23,183		1.1%	71.9%	5.7%
2020	3,010	150,000		153,010		7.0%	78.9%	6.0%
2021	2,916	3,625		6,541		0.3%	79.2%	6.1%
2022	1,022	313,618		314,640		14.3%	93.5%	3.5%
Thereafter	22,243	124,211		146,454		6.5%	100.0%	7.6%
Total	$73,274	$2,124,927		$2,198,201	(2)	100.0%
Notes:

1)
On July 7, 2011, we replaced our existing revolving credit facility with a new $400.0 million unsecured revolving credit facility that matures on July 6, 2015, subject to a one-year extension at our option. As of December 31, 2012, there was nothing drawn under this credit facility.

2)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of December 31, 2012.

3)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

4)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Development and Redevelopment Opportunities
December 31, 2012

The following development and redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust (1) ($ millions)
Property	Location	Opportunity	Redevelopment/Development	Projected ROI (2)	Projected Cost (2)	Cost to Date	Anticipated Stabilization (3)
Projects Stabilized in 2012 (4)
Santana Row - Lot 6B	San Jose, CA	108 unit residential building	R	9%	$35	$35	Stabilized
Bala Cynwyd	Bala Cynwyd, PA	Construction of two retail pad buildings	R	12%	$6	$6	Stabilized
Fresh Meadows	Queens, NY	Conversion of 2nd floor office space for new sporting goods retailer	R	9%	$4	$4	Stabilized
Total: Projects Stabilized in 2012 (3) (4)				9%	$45	$45

Active Redevelopment & Development projects
Westgate Mall	San Jose, CA	Façade and interior mall renovation, addition of food court and pad site	R	9%	$20	$5	2014/2015
Chelsea Commons	Chelsea, MA	Ground up development of a 56 unit apartment building with above grade parking	R	8%	$12	$4	2013
Shops at Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA, and gas station	R	10%	$10	$8	2013
29th Place (Shoppers' World)	Charlottesville, VA	Renovate canopy and reconfigure anchor spaces to accommodate new tenants	R	10%	$6	$4	2013
Barracks Road	Charlottesville, VA	11,800 square foot multi-tenant pad building	R	12%	$4	$0	2014
Pentagon Row	Arlington, VA	Ice rink expansion and 1,500 square feet of new retail space	R	9%	$2	$0	2013

Mixed Use Projects
Pike & Rose (Mid-Pike) - Phase I (5)	Rockville, MD	Ground up mixed use development on site of existing Mid-Pike Shopping Center. Phase I of development involves demolition of roughly 25% of existing GLA, and construction of 493 residential units, 151,000 square feet of retail, and 79,000 square feet of office space.	D	8% - 9%	$245 - $255	$29	2015/2016
Assembly Row - Phase I (5) (6)	Somerville, MA	Ground up mixed use development. Initial phase consists of 450 residential units (by AvalonBay), in addition to an office component and approximately 326,000 square feet of retail space (including restaurant pad site). A new Orange Line T-Stop will also be constructed by Massachusetts Bay Transit Authority, as part of Phase I.	D	5% - 7%	$190 - $200	$43	2015
Santana Row - Lot 8B	San Jose, CA	Ground up development of a 5-story rental apartment building, which will include 212 residential units and associated parking.	R	7% - 8%	$70 - $75	$22	2014
Total Active Redevelopment & Development projects (4)				7% - 8%	$559 - $584	$115

Notes:

1)
There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for development projects reflects the deal specific cash, unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost. Projected ROI for development and redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.

4)	All subtotals and totals reflect cost weighted-average ROIs.

5)	Projected costs include an allocation of infrastructure costs for the entire project.

6)	125 residential units have been replaced by approximately 90,000 square feet of office space in Phase I.

Federal Realty Investment Trust
Future Development Opportunities
December 31, 2012

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	THE AVENUE @ White Marsh	Baltimore, MD	Flourtown	Flourtown, PA
	Brick Plaza	Brick, NJ	Fresh Meadows	Queens, NY
	Congressional Plaza	Rockville, MD	Melville Mall	Huntington, NY
	Dedham Plaza	Dedham, MA	Mercer Mall	Lawrenceville, NJ
	Eastgate	Chapel Hill, NC	Pan Am	Fairfax, VA
	Escondido	Escondido, CA	Troy	Parsippany, NJ
	Federal Plaza	Rockville, MD	Wildwood	Bethesda, MD

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into additional retail GLA.
	Barracks Road	Charlottesville, VA	Plaza El Segundo (Land)	El Segundo, CA
	Fresh Meadows	Queens, NY	Third Street Promenade	Santa Monica, CA
	Hollywood Blvd	Hollywood, CA	Tower Shops	Davie, FL
	Mercer Mall	Lawrenceville, NJ	Wildwood	Bethesda, MD
	Montrose Crossing	Rockville, MD

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Village of Shirlington	Arlington, VA
	Del Mar Village	Boca Raton, FL

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike 7 Plaza	Vienna, VA
	Bala Cynwyd	Bala Cynwyd, PA	Pike & Rose (Mid-Pike) (2)	Rockville, MD
	Forest Hills	Forest Hills, NY	Santana Row (3)	San Jose, CA

(1)	Assembly Row	Remaining entitlements after Phase 1 include 1.9 million square feet of commercial-use buildings, 1,650 residential units, and a 200 room hotel.
(2)	Pike & Rose (Mid-Pike)	Remaining entitlements after Phase 1 include 1.5 million square feet of commercial-use buildings, and 1,090 residential units.
(3)	Santana Row
Current remaining entitlements for this property include 348 residential units and 200,000 square feet of commercial space for retail and office. Final approval is pending for entitlements for an additional 105,000 square feet of commercial space for retail and office.

Federal Realty Investment Trust
2012 Significant Acquisition
Date	Property	City/State	GLA	Purchase price	Anchor Tenants
			(in square feet)	(in millions)
December 21, 2012	East Bay Bridge	Emeryville & Oakland, CA	438,000	$116.6	Home Depot / Michaels / Pak-N-Save / Target

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2012
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied (3)	Average Rent PSF (4)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Bethesda Row		Washington, DC-MD-VA	1993-2006/2008/2010	$217,282	$—	531,000	98%	98%	$45.55	40,000	Giant Food	Apple Computer / Barnes & Noble / Equinox / Landmark Theater
Congressional Plaza	(6)	Washington, DC-MD-VA	1965	73,346		329,000	99%	99%	34.31	25,000	Fresh Market	Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	1997	4,705		36,000	87%	87%	18.40
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967/1972	12,650		144,000	100%	100%	31.54	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	64,800		248,000	97%	95%	32.48	14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington, DC-MD-VA	2001	35,458		119,000	100%	100%	28.92			DSW / Maggiano's / Nordstrom Rack
Gaithersburg Square		Washington, DC-MD-VA	1993	25,531		207,000	78%	78%	25.44			Bed, Bath & Beyond / Ross Dress For Less
Idylwood Plaza		Washington, DC-MD-VA	1994	16,489	15,987	73,000	100%	100%	42.34	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	51,141		388,000	84%	84%	20.88	61,000	Giant Food	L.A. Fitness / Marshalls
Leesburg Plaza		Washington, DC-MD-VA	1998	35,227	27,818	236,000	98%	98%	23.57	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Loehmann's Plaza		Washington, DC-MD-VA	1983	32,876	35,972	258,000	93%	93%	26.77	58,000	Giant Food	L.A. Fitness / Loehmann's Dress Shop
Mid-Pike Plaza		Washington, DC-MD-VA	1982/2007	88,116		119,000	100%	100%	30.50			Toys R Us
Montrose Crossing	(6)	Washington, DC-MD-VA	2011	141,551	78,755	357,000	100%	100%	22.55	73,000	Giant Food	Marshalls / Sports Authority / Barnes & Noble / A.C. Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(7)	Washington, DC-MD-VA	2003/2006	78,930		572,000	93%	92%	15.91	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym / Staples
Old Keene Mill		Washington, DC-MD-VA	1976	6,471		92,000	100%	100%	34.20	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,639		227,000	100%	100%	21.10	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	89,699	51,640	296,000	99%	99%	35.98	45,000	Harris Teeter	L.A. Fitness / Bed, Bath & Beyond / DSW
Pike 7		Washington, DC-MD-VA	1997	35,774		164,000	100%	100%	40.32			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	26,687		261,000	79%	79%	19.16			L.A. Fitness / Staples
Rockville Town Square	(5)	Washington, DC-MD-VA	2006-2007	50,324	4,538	181,000	96%	96%	32.10	25,000	Dawson's Market	CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	9,160	22,890	N/A	94%	92%	N/A
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,860		49,000	100%	100%	41.08			Petco
Tower		Washington, DC-MD-VA	1998	21,146		112,000	90%	90%	24.27			Talbots
Tyson's Station		Washington, DC-MD-VA	1978	4,081		49,000	94%	94%	40.58	11,000	Trader Joe's
Village at Shirlington	(5)	Washington, DC-MD-VA	1995	59,044	6,404	261,000	95%	95%	32.94	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	18,532	23,719	84,000	96%	96%	85.73	20,000	Balducci's	CVS
		Total Washington Metropolitan Area		1,240,519		5,393,000	95%	94%	30.04
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	25,124		267,000	93%	93%	15.12	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	39,378		296,000	98%	98%	22.18	45,000	Acme Markets	Lord & Taylor / L.A. Fitness / Michaels
Ellisburg Circle		Philadelphia, PA-NJ	1992	30,297		267,000	74%	74%	13.74			Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	1980	16,060		160,000	97%	97%	16.38	42,000	Giant Food
Langhorne Square		Philadelphia, PA-NJ	1985	20,430		219,000	93%	93%	14.96	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	31,178	26,984	353,000	98%	98%	18.27	53,000	Acme Markets	Kaplan Career Institute / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	24,248		288,000	97%	97%	12.15			Burlington Coat Factory / Home Gallery / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,598		124,000	89%	87%	9.29	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	28,993		212,000	97%	97%	18.08			HomeGoods / Marshalls / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	1996	36,846	27,500	252,000	86%	86%	25.49	98,000	Giant Food	Bed, Bath & Beyond / Old Navy
		Total Philadelphia Metropolitan Area		267,152		2,438,000	92%	92%	17.09
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996/1998	18,389		69,000	99%	99%	38.11			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005/2007	84,938	19,485	242,000	94%	94%	19.81	58,000	Lucky	Loehmann's Dress Shop / Rite Aid

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2012
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied (3)	Average Rent PSF (4)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
East Bay Bridge		San Francisco-Oakland-Fremont, CA	2012	167,179	62,946	438,000	100%	100%	15.37	59,000	Pak-N-Save	Home Depot / Michaels / Target
Escondido	(6)	San Diego, CA	1996/2010	45,476		297,000	97%	97%	21.99			TJ Maxx / Toys R Us / Dick’s Sporting Goods / Ross Dress For Less
Fifth Ave		San Diego, CA	1996	6,056		17,000	100%	100%	47.66			Urban Outfitters
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,586		22,000	100%	100%	35.73
Hollywood Blvd	(6)	Los Angeles-Long Beach, CA	1999	40,098		140,000	91%	91%	30.69	15,000	Fresh & Easy	DSW / L.A. Fitness
Kings Court	(7)	San Jose, CA	1998	11,671		78,000	94%	94%	29.30	25,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	1997	36,393		96,000	89%	86%	34.56			Anthropologie / Banana Republic / Gap
Plaza El Segundo	(6)(8)	Los Angeles-Long Beach, CA	2011	213,619	175,000	381,000	99%	99%	37.06	66,000	Whole Foods	Anthropologie / Best Buy / Container Store / Dick's Sporting Goods / H&M / HomeGoods
Santana Row		San Jose, CA	1997	619,880		647,000	98%	96%	47.34			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia / H&M
Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	78,245		210,000	99%	99%	64.92			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	124,291		639,000	92%	92%	12.83	38,000	Walmart	Target / Burlington Coat Factory / Ross Dress For Less / Michaels / Nordstrom Rack
150 Post Street		San Francisco, CA	1997	37,729		102,000	95%	95%	42.51			Brooks Brothers / H&M
		Total California		1,489,550		3,378,000	96%	96%	30.56
New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	60,611	28,033	414,000	91%	91%	15.60	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Forest Hills		New York, NY	1997	8,592		48,000	100%	100%	21.63			Midway Theatre
Fresh Meadows		New York, NY	1997	77,515		407,000	99%	98%	27.90			AMC Loews / Kohl's / Michaels / Modell's
Hauppauge		Nassau-Suffolk, NY	1998	28,049	14,352	133,000	100%	100%	25.50	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	43,401		279,000	100%	98%	24.65			Buy Buy Baby / Bed, Bath & Beyond / Michaels / Nordstrom Rack
Huntington Square		Nassau-Suffolk, NY	2010	10,694		74,000	93%	93%	26.10			Barnes & Noble
Melville Mall	(10)	Nassau-Suffolk, NY	2006	69,036	21,536	246,000	100%	100%	18.74	54,000	Waldbaum's	Dick’s Sporting Goods / Kohl's / Marshalls
Mercer Mall	(5)	Trenton, NJ	2003	110,590	55,844	500,000	96%	96%	20.95	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	28,797		207,000	100%	100%	20.32	64,000	Pathmark	L.A. Fitness
		Total New York / New Jersey		437,285		2,308,000	97%	97%	21.90
New England
Assembly Square Marketplace/Assembly Row		Boston-Cambridge-Quincy, MA-NH	2005-2011	252,388		334,000	100%	100%	17.38			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	34,774	7,454	222,000	100%	100%	11.10	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	34,102		242,000	95%	93%	15.14	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	146,446		223,000	94%	94%	43.79	50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	100%	15.71	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	16,839		149,000	94%	94%	16.09	50,000	Hannaford	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	14,644		170,000	99%	96%	11.41	55,000	Super Stop & Shop	Kmart
		Total New England		508,561		1,388,000	97%	97%	19.14
Baltimore
Governor Plaza		Baltimore, MD	1985	26,608		267,000	100%	100%	17.47	16,500	Aldi	L.A. Fitness / Dick’s Sporting Goods
Perring Plaza		Baltimore, MD	1985	28,570		395,000	95%	95%	12.87	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores / Micro Center

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2012
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied (3)	Average Rent PSF (4)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
THE AVENUE at White Marsh	(7)	Baltimore, MD	2007	96,636	55,336	297,000	100%	99%	21.63			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	17,327		32,000	100%	100%	45.00
White Marsh Plaza		Baltimore, MD	2007	25,054	8,970	80,000	99%	99%	20.47	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	36,191		70,000	94%	94%	29.98
		Total Baltimore		230,386		1,141,000	98%	98%	18.75
Chicago
Crossroads		Chicago, IL	1993	30,805		168,000	93%	93%	20.76			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	32,388		314,000	98%	98%	10.50			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	12,538		140,000	95%	95%	12.40	63,000	Dominick's	Walgreens
North Lake Commons		Chicago, IL	1994	15,853		129,000	89%	89%	12.03	77,000	Dominick's
		Total Chicago		91,584		751,000	95%	95%	13.37
South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	40,201		130,000	89%	86%	20.26	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	55,653		179,000	85%	85%	15.55	44,000	Winn Dixie	CVS
Tower Shops		Miami-Ft Lauderdale	2011	75,933		369,000	100%	100%	16.49			Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx / Ulta
		Total South Florida		171,787		678,000	94%	94%	16.91
Other
Barracks Road		Charlottesville, VA	1985	55,768	38,070	487,000	99%	98%	22.36	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	28,289		266,000	94%	94%	12.35	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	26,737		153,000	95%	95%	22.59	13,000	Trader Joe's	Stein Mart
Gratiot Plaza		Detroit, MI	1973	19,022		217,000	99%	99%	11.80	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,969		36,000	100%	100%	61.00			Saks Fifth Avenue
Houston St		San Antonio, TX	1998	65,796		183,000	90%	90%	23.56			Hotel Valencia / Walgreens
Lancaster	(9)	Lancaster, PA	1980	13,327	4,907	127,000	100%	100%	16.77	75,000	Giant Food	Michaels
29th Place (Shoppers' World)		Charlottesville, VA	2007	36,769	5,286	169,000	97%	86%	16.14			DSW / Staples / Stein Mart
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	80,739		441,000	94%	93%	16.32	66,000	Kroger	Old Navy / Staples / Ross Dress For Less
		Total Other		340,416		2,079,000	96%	95%	18.69

Grand Total (11)				$4,777,240	$819,426	19,554,000	95%	95%	$23.83

Notes:
(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	For purposes of this schedule, "occupied" refers to spaces where the lease term and obligation to pay rent have commenced.
(4)	Calculated as the aggregate, annualized in-place contractual (cash basis) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(5)	Portion of property subject to capital lease obligation.
(6)	The Trust has a controlling financial interest in this property.
(7)
All or a portion of the property is owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(8)	Includes a 100% owned, 8.1 acre land parcel to be used for future development.
(9)	Property subject to capital lease obligation.
(10)
On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.

(11)	Excludes amounts related to a $2.5 million non-core industrial building acquired in December 2012 as part of the acquisition of East Bay Bridge.

Federal Realty Investment Trust
Retail Leasing Summary (1)
December 31, 2012

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2012	96	100%	478,913	$32.17	$28.71	$1,657,748	12%	20%	7.7	$7,982,782	$16.67
3rd Quarter 2012	100	100%	504,082	$28.43	$25.63	$1,411,774	11%	25%	8.1	$8,591,532	$17.04
2nd Quarter 2012	106	100%	355,527	$36.08	$32.64	$1,222,494	11%	21%	6.9	$5,296,003	$14.90
1st Quarter 2012	92	100%	461,088	$31.66	$27.15	$2,081,753	17%	24%	7.2	$12,603,460	$27.33
Total - 12 months	394	100%	1,799,610	$31.76	$28.22	$6,373,769	13%	23%	7.5	$34,473,777	$19.16

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2012	43	45%	191,780	$36.20	$29.77	$1,232,998	22%	29%	9.2	$7,537,155	$39.30
3rd Quarter 2012	49	49%	271,280	$27.41	$21.91	$1,493,101	25%	36%	10.9	$8,428,716	$31.07
2nd Quarter 2012	43	41%	194,503	$33.08	$28.84	$825,333	15%	24%	8.7	$5,076,993	$26.10
1st Quarter 2012	43	47%	224,338	$34.23	$26.10	$1,824,154	31%	40%	9.2	$10,880,880	$48.50
Total - 12 months	178	45%	881,901	$32.31	$26.21	$5,375,586	23%	32%	9.5	$31,923,744	$36.20

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2012	53	55%	287,133	$29.48	$28.00	$424,750	5%	15%	6.5	$445,627	$1.55
3rd Quarter 2012	51	51%	232,802	$29.61	$29.96	$(81,327)	(1)%	15%	5.1	$162,816	$0.70
2nd Quarter 2012	63	59%	161,024	$39.69	$37.23	$397,161	7%	18%	5.1	$219,010	$1.36
1st Quarter 2012	49	53%	236,750	$29.23	$28.14	$257,599	4%	10%	4.9	$1,722,580	$7.28
Total - 12 months	216	55%	917,709	$31.24	$30.15	$998,183	4%	14%	5.5	$2,550,033	$2.78

Total Lease Summary - Comparable and Non-comparable (including deals signed for development projects) (2) (8)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2012					98	485,215		$32.07	7.7	$8,384,132	$17.28
3rd Quarter 2012					109	531,573		$28.89	8.3	$11,667,533	$21.95
2nd Quarter 2012					111	368,795		$36.47	7.0	$6,058,163	$16.43
1st Quarter 2012					99	579,118		$32.36	9.2	$31,040,121	$53.60
Total - 12 months					417	1,964,701		$32.12	8.2	$57,149,949	$29.09

Total Lease Summary - Comparable and Non-comparable (excluding deals signed for development projects) (2)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2012					97	482,092		$32.05	7.7	$8,079,952	$16.76
3rd Quarter 2012					106	517,194		$28.56	8.3	$9,127,719	$17.65
2nd Quarter 2012					110	363,375		$36.34	7.0	$5,516,163	$15.18
1st Quarter 2012					97	472,501		$32.01	7.3	$13,008,316	$27.53
Total - 12 months					410	1,835,162		$31.91	7.6	$35,732,150	$19.47

Notes:
(1) Leases on this report represent retail activity only; office and residential leases are not included.
(2) Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3) Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4) Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5) Weighted average is determined on the basis of square footage.
(6) See Glossary of Terms.
(7) Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(8) The economic terms of leases signed for development projects are also included in the overall project return and cost summary shown on the "Summary of Development and Redevelopment Opportunities."

Federal Realty Investment Trust
Lease Expirations
December 31, 2012

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2013	338,000	3%	$16.94	851,000	11%	$28.74	1,188,000	6%	$25.41
2014	1,497,000	14%	$15.11	870,000	11%	$35.70	2,368,000	13%	$22.67
2015	846,000	8%	$14.66	978,000	13%	$32.34	1,824,000	10%	$24.14
2016	878,000	8%	$16.86	1,103,000	14%	$33.50	1,982,000	11%	$26.11
2017	1,499,000	14%	$16.60	1,113,000	15%	$34.71	2,611,000	14%	$24.33
2018	1,348,000	12%	$12.87	669,000	9%	$37.19	2,017,000	11%	$20.94
2019	746,000	7%	$19.38	351,000	5%	$31.52	1,097,000	6%	$23.26
2020	501,000	5%	$17.90	353,000	5%	$33.92	854,000	5%	$24.52
2021	587,000	5%	$21.93	386,000	5%	$38.34	974,000	5%	$28.41
2022	786,000	7%	$16.88	414,000	6%	$39.52	1,200,000	6%	$24.69
Thereafter	1,968,000	17%	$17.87	422,000	6%	$39.60	2,390,000	13%	$21.71
Total (3)	10,994,000	100%	$16.60	7,510,000	100%	$34.42	18,505,000	100%	$23.83

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2013	132,000	1%	$15.74	587,000	8%	$29.62	719,000	4%	$27.07
2014	166,000	2%	$12.16	539,000	7%	$37.55	705,000	4%	$31.57
2015	92,000	1%	$37.96	579,000	8%	$32.23	672,000	4%	$32.97
2016	83,000	1%	$16.27	547,000	7%	$35.44	631,000	3%	$32.86
2017	201,000	2%	$21.74	652,000	9%	$35.89	853,000	5%	$32.55
2018	362,000	3%	$14.49	499,000	7%	$37.76	861,000	5%	$27.98
2019	424,000	4%	$18.02	330,000	4%	$35.25	753,000	4%	$25.60
2020	143,000	1%	$19.41	383,000	5%	$32.05	526,000	3%	$28.62
2021	185,000	2%	$12.29	562,000	7%	$33.78	747,000	3%	$28.46
2022	196,000	2%	$20.26	447,000	6%	$32.64	643,000	3%	$28.86
Thereafter	9,010,000	81%	$16.35	2,385,000	32%	$34.85	11,395,000	62%	$20.22
Total (3)	10,994,000	100%	$16.60	7,510,000	100%	$34.42	18,505,000	100%	$23.83

Notes:
(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of December 31, 2012.
(3)	Represents occupied square footage as of December 31, 2012.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
December 31, 2012

Overall Portfolio Statistics (1)	At December 31, 2012			At December 31, 2011

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (sf)	19,554,000	18,640,000	95.3%	19,259,000	17,995,000	93.4%

Residential Properties (4) (units)	1,058	1,007	95.2%	1,011	929	91.9%

Same Center Statistics (1)	At December 31, 2012			At December 31, 2011

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (5) (sf)	16,476,000	15,661,000	95.0%	16,475,000	15,519,000	94.2%

Residential Properties (4) (units)	903	860	95.2%	903	856	94.8%

Notes:
(1)			See Glossary of Terms.
(2)			Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)			At December 31, 2012 leased percentage was 98.9% for anchor tenants and 90.6% for small shop tenants.
(4)
Overall portfolio statistics at December 31, 2012 include Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row and Bethesda Row. Same center statistics exclude 155 residential units at Santana Row.

(5)			Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust
Summary of Top 25 Tenants
December 31, 2012

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent (4)	Tenant GLA	Percentage of Total GLA (4)	Number of Stores Leased

1	Ahold USA, Inc.	$14,202,000	3.22%	894,000	4.57%	14
2	Bed, Bath & Beyond, Inc.	$12,142,000	2.75%	728,000	3.72%	19
3	TJX Companies	$9,955,000	2.26%	682,000	3.49%	20
4	L.A. Fitness International LLC	$9,031,000	2.05%	463,000	2.37%	12
5	Gap, Inc.	$7,877,000	1.79%	252,000	1.29%	14
6	CVS Corporation	$6,656,000	1.51%	205,000	1.05%	18
7	Best Buy Stores, L.P.	$5,804,000	1.32%	212,000	1.08%	6
8	DSW, Inc	$5,135,000	1.16%	174,000	0.89%	7
9	Home Depot, Inc.	$4,896,000	1.11%	438,000	2.24%	5
10	Barnes & Noble, Inc.	$4,857,000	1.10%	239,000	1.22%	9
11	Michaels Stores, Inc.	$4,573,000	1.04%	266,000	1.36%	11
12	Dick's Sporting Good Inc.	$4,328,000	0.98%	206,000	1.05%	5
13	Staples, Inc.	$3,679,000	0.83%	187,000	0.96%	9
14	Ross Stores, Inc.	$3,591,000	0.81%	208,000	1.06%	7
15	OPNET Technologies, Inc.	$3,456,000	0.78%	83,000	0.42%	2
16	Whole Foods Market, Inc.	$3,425,000	0.78%	119,000	0.61%	3
17	Container Store, Inc.	$3,384,000	0.77%	74,000	0.38%	3
18	Supervalu Inc. (Acme/Sav-A-Lot/Star Mkt/Shoppers Food)	$3,379,000	0.77%	338,000	1.73%	7
19	PETsMART, Inc.	$3,176,000	0.72%	150,000	0.77%	6
20	Wells Fargo Bank, N.A.	$3,138,000	0.71%	51,000	0.26%	14
21	Kohl's Corporation	$3,110,000	0.71%	322,000	1.65%	3
22	Sports Authority Inc.	$3,080,000	0.70%	179,000	0.92%	4
23	Bank of America, N.A.	$3,045,000	0.69%	64,000	0.33%	20
24	Dress Barn, Inc.	$3,033,000	0.69%	127,000	0.65%	19
25	A.C. Moore, Inc.	$2,993,000	0.68%	161,000	0.82%	7
	Totals - Top 25 Tenants	$131,945,000	29.93%	6,822,000	34.89%	244

	Total: (1)	$441,051,000	(2)	19,554,000	(3)	2,489

Notes:
(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis including adjustments for concessions) minimum rent for all occupied spaces as of December 31, 2012.
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Reconciliation of Net Income to FFO Guidance
December 31, 2012

	2013 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$146	$149
Net income attributable to noncontrolling interests	(5)	(5)
Depreciation and amortization of real estate & joint venture real estate assets	148	148
Amortization of initial direct costs of leases	11	11
Funds from operations	300	304
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	1	1
Income attributable to unvested shares	(1)	(1)
FFO	$299	$303

Weighted average number of common shares, diluted	66.1	66.1

FFO per diluted share	$4.53	$4.58

Note:
(1) - Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Summarized Income Statements and Balance Sheets - 30% Owned Joint Venture
December 31, 2012
	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in thousands)
CONSOLIDATED INCOME STATEMENTS
Revenues
Rental income	$4,972	$4,888	$18,984	$19,225
Other property income	9	14	67	64
	4,981	4,902	19,051	19,289
Expenses
Rental	846	742	3,007	3,389
Real estate taxes	579	591	2,227	2,204
Depreciation and amortization	1,385	1,315	5,508	5,179
	2,810	2,648	10,742	10,772
Operating income	2,171	2,254	8,309	8,517
Interest expense	(843)	(846)	(3,376)	(3,388)
Net income	$1,328	$1,408	$4,933	$5,129

	December 31,
	2012	2011
	(in thousands)
CONSOLIDATED BALANCE SHEETS
ASSETS
Real estate, at cost	$209,056	$207,987
Less accumulated depreciation and amortization	(34,547)	(29,294)
Net real estate	174,509	178,693
Cash and cash equivalents	2,735	3,035
Other assets	5,536	6,116
TOTAL ASSETS	$182,780	$187,844

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Mortgages payable	$57,155	$57,376
Other liabilities	4,771	5,391
Total liabilities	61,926	62,767
Partners' capital	120,854	125,077
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$182,780	$187,844

Federal Realty Investment Trust
Summary of Outstanding Debt and Debt Maturities - 30% Owned Joint Venture
December 31, 2012
			Stated Interest Rate as of December 31, 2012

		Maturity			Balance
					(in thousands)
Mortgage Loans
Secured Fixed Rate
Plaza del Mercado		7/5/2014	5.77%	(a)	$12,270
Atlantic Plaza		12/1/2014	5.12%	(b)	10,500
Barcroft Plaza		7/1/2016	5.99%	(b)(c)	20,785
Greenlawn Plaza		7/1/2016	5.90%	(b)	13,600
		Total Fixed Rate Debt			$57,155

Debt Maturities
(in thousands)
Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2013	$233	$—	$233		0.4%	0.4%
2014	142	22,395	22,537		39.4%	39.8%
2015	—	—	—		—%	39.8%
2016	—	34,385	34,385		60.2%	100.0%
Total	$375	$56,780	$57,155		100.0%

Notes:
(a)    Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(b)    Interest only until maturity

(c)
The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents the note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust
Real Estate Status Report - 30% Owned Joint Venture
December 31, 2012
Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation	GLA	% Leased	% Occupied (1)	Avg Rent PSF (2)	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$34,537	$20,785	100,000	89%	89%	$22.95	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	66,583		279,000	86%	86%	16.18	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,632	12,270	96,000	64%	64%	26.32			CVS
	Total Washington Metropolitan Area		122,752		475,000	82%	82%	19.28
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,660	13,600	106,000	98%	98%	16.75	46,000	Waldbaum's	Tuesday Morning
	Total New York / New Jersey		20,660		106,000	98%	98%	16.75
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	19,418	10,500	123,000	73%	73%	16.83	64,000	Stop & Shop
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,649		116,000	100%	98%	13.69	46,000	Roche Bros.	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	23,577		130,000	93%	93%	13.84	38,000	Whole Foods	Marshalls
	Total New England		65,644		369,000	88%	88%	14.62
Grand Totals			$209,056	$57,155	950,000	86%	86%	$17.12

Notes:
(1) For purposes of this schedule, "occupied" refers to spaces where the lease term and obligation to pay rent have commenced.
(2) Calculated as the aggregate, annualized in-place contractual (cash basis) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, gain or loss on deconsolidation of variable interest entity (“VIE”) and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three months and year ended December 31, 2012 and 2011 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in thousands)		(in thousands)
Net income	$38,858	$32,455	$156,232	$149,612
Depreciation and amortization	35,337	31,853	142,039	126,568
Interest expense	27,592	25,721	113,336	98,465
Early extinguishment of debt	—	—	—	(296)
Other interest income	(109)	(47)	(689)	(218)
EBITDA	101,678	89,982	410,918	374,131
Gain on deconsolidation of VIE	—	—	—	(2,026)
Gain on sale of real estate	—	(275)	(11,860)	(15,075)
Adjusted EBITDA	$101,678	$89,707	$399,058	$357,030

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period except for a non-core industrial building acquired in December 2012 as part of the acquisition of East Bay Bridge.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.